Exhibit 99.1

Insmed Announces Changes to its Board of Directors

—Seasoned Pharmaceutical Executive Elizabeth McKee Anderson Appointed as New Director—

—Donald Hayden, Jr. Steps Down as Chairman After 13 Years of Distinguished Service—

—Chief Executive Officer Will Lewis Elected Chairman of the Board—

—David Brennan Elected Lead Independent Director—

BRIDGEWATER, N.J., November 8, 2018 (GLOBE NEWSWIRE) — Insmed Incorporated (Nasdaq:INSM), a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases, today announced several changes to its board of directors.

Elizabeth McKee Anderson has been appointed to Insmed’s board of directors, succeeding Myrtle Potter, who has retired as a member of the board following four years of service to Insmed due to the demands of her current role as Vant Operating Chair for Roivant Pharma, a division of Roivant Sciences. Ms. Anderson brings more than 30 years of leadership in biotechnology, pharmaceuticals, and vaccines, and a proven record of success in global product launches and portfolio value creation.

“I am excited to join Insmed’s board and bring my extensive strategic marketing and market access experience to the Company as it executes the launch of ARIKAYCE® (amikacin liposome inhalation suspension) and pursues potential regulatory submissions in Europe and Japan,” said Anderson. “I look forward to working with the management team and other board members to advance the Company’s mission of transforming patients’ lives.”

Donald Hayden, Jr. has stepped down as chairman of the board after 13 years of distinguished service and will continue to serve as a director. Will Lewis, Insmed’s president and chief executive officer, succeeds Mr. Hayden as chairman. Mr. Lewis will continue to serve as president and chief executive officer of the Company, positions he has held since 2012. David Brennan, a member of the board of directors since 2014, has been elected lead independent director.

“The changes we announced today enhance the existing talent of our board and position us for Insmed’s promising future. I am very pleased to welcome Liz to our board, where her extensive experience in global commercial strategy and execution will be invaluable as we advance the U.S. launch of ARIKAYCE and continue to evolve into a commercial-stage company,” said Lewis. “I would also like to thank Myrtle for her many contributions to Insmed during her tenure. We wish her well in her future endeavors. Finally, I wish to acknowledge Don’s significant contributions and personally thank him for his mentorship and extraordinary leadership over the past 13 years. Through his work as Chairman, Don has helped us become the company we are today. I look forward to working with David Brennan and the entire board as we collectively write the next chapter of Insmed’s future.”

Ms. Anderson held senior leadership positions at Janssen Pharmaceuticals and other Johnson & Johnson companies between 2003 and her retirement in 2014. She most recently served as Worldwide Vice President, Infectious Disease and Vaccines for Janssen, where she directed the commercial development of an extensive portfolio of antivirals and vaccines, and shaped and executed the business development strategy for that division. Prior to Johnson & Johnson, Ms. Anderson served as the Vice President and General Manager of Wyeth Lederle Vaccines from 1997 to 2002. She currently serves on the boards of directors of the private companies Aro Biotherapeutics Inc. and Revolution Medicines, and the public companies Bavarian Nordic A/S and Huntsworth PLC. Ms. Anderson holds a Bachelor of Science in Engineering from Rutgers University and a Master of Business Administration from Loyola University Maryland.

About Insmed

Insmed Incorporated is a global biopharmaceutical company on a mission to transform the lives of patients with serious and rare diseases. Insmed’s first commercial product is ARIKAYCE® (amikacin liposome inhalation suspension), which is approved in the United States for the treatment of Mycobacterium avium complex (MAC) lung disease as part of a combination antibacterial drug regimen for adult patients with limited or no alternative treatment options. MAC lung disease is a rare and often chronic infection that can cause irreversible lung damage and can be fatal. Insmed’s earlier-stage clinical pipeline includes INS1007, a novel oral reversible inhibitor of dipeptidyl peptidase 1 with therapeutic potential in non-cystic fibrosis bronchiectasis and other inflammatory diseases, and INS1009, an inhaled formulation of a treprostinil prodrug that may offer a differentiated product profile for rare pulmonary disorders, including pulmonary arterial hypertension.  For more information, visit www.insmed.com.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. “Forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, are statements that are not historical facts and involve a number of risks and uncertainties. Words herein such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “potential,” “continues,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) may identify forward-looking statements.

The forward-looking statements in this press release are based upon the Company’s current expectations and beliefs, and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance and achievements and the timing of certain events to differ materially from the results, performance, achievements or timing discussed, projected, anticipated or indicated in any forward-looking statements. Such risks, uncertainties and other factors include, among others, the following: failure to successfully commercialize or maintain US approval for ARIKAYCE, the Company’s only approved product; uncertainties in the degree of market acceptance of ARIKAYCE by physicians, patients, third-party payers and others in the healthcare community; the Company’s inability to obtain full approval of ARIKAYCE from the FDA, including the risk that the Company will not successfully complete the confirmatory post-marketing study required for full approval; inability of the Company, PARI or the Company’s third party manufacturers to comply with regulatory requirements related to ARIKAYCE or the Lamira Nebulizer System; the Company’s inability to obtain adequate reimbursement from government or third-party payers for ARIKAYCE or acceptable prices for ARIKAYCE; development of unexpected safety or efficacy concerns related to ARIKAYCE; inaccuracies in the Company’s estimates of the size of the potential markets for ARIKAYCE; the Company’s inability to create an effective direct sales and marketing infrastructure or to partner with third parties that offer such an infrastructure for distribution of ARIKAYCE; failure to obtain regulatory approval to expand ARIKAYCE’s indication to a broader patient population; failure to successfully conduct future clinical trials for ARIKAYCE and the Company’s product candidates, including due to the Company’s limited experience in conducting preclinical development activities and clinical trials necessary for regulatory approval and the Company’s inability to enroll or retain sufficient patients to complete the trials or generate data necessary for regulatory approval; risks that the Company’s clinical studies will be delayed or that serious side effects will be identified during drug development; failure to obtain regulatory approvals for ARIKAYCE outside the US or for the Company’s product candidates in the US, Europe, Japan or other markets; failure of third parties on which the Company is dependent to manufacture sufficient quantities of ARIKAYCE or the Company’s product candidates for commercial or clinical needs, to conduct the Company’s clinical trials, or to comply with laws and regulations that impact the Company’s business or agreements with the Company; the Company’s inability to attract and retain key personnel or to effectively manage the Company’s growth; the Company’s inability to adapt to its highly competitive and changing environment; the Company’s inability to adequately protect its intellectual property rights or prevent disclosure of its trade secrets and other proprietary information and costs associated with litigation or other proceedings related to such matters; restrictions imposed on the Company by its material license agreements, including its license agreements with PARI and AstraZeneca AB, and failure of the Company to comply with its obligations under such agreements; the cost and potential reputational damage resulting from litigation to which the Company is or may become a party, including product liability claims; limited experience operating internationally; changes in laws and regulations applicable to the Company’s business and failure to comply with such laws and regulations; and inability to repay the Company’s existing indebtedness and uncertainties with respect to the Company’s ability to access future capital.

The Company may not actually achieve the results, plans, intentions or expectations indicated by the Company’s forward-looking statements because, by their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. For additional information about the risks and uncertainties that may affect the Company’s business, please see the factors discussed in Item 1A, “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and any subsequent Company filings with the Securities and Exchange Commission.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contact:

Blaine Davis
Insmed Incorporated
(908) 947-2841
blaine.davis@insmed.com